UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 1, 2004

ASTEC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-14714	62-0873631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(423) 899-5898

Item 5. Other Events and Regulation FD Disclosure

On June 1, 2004, Astec Industries, Inc. issued the press release attached hereto as Exhibit 99.1 announcing an agreement to sell substantially all of the assets and transfer substantially all of the liabilities of Superior Industries of Morris, Inc., and such press release is incorporated in its entirety by reference herein.

Under the terms of the sale agreement, Astec will receive $24.3 million, which amount is subject to adjustment based on the performance of Superior in the second quarter. The transaction is subject to customary closing conditions, including that the purchaser will receive financing to complete the acquisition. The transaction is expected to close on June 30, 2004.

Certain statements in this report, including statements regarding the sale of assets and liabilities of Superior, are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995). These forward-looking statements reflect management's current expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: the inability of the purchaser to receive financing for the transaction, the inability of the parties to secure any required approvals or consents or otherwise to complete the transaction in a timely manner, and other factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2003 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.
By: /s/ F. McKamy Hall
F. McKamy Hall
Chief Financial Officer

By: /s/ Albert E. Guth
Albert E. Guth
Secretary

Dated: June 1, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Registrant on June 1, 2004